                                                                                                       Exhibit 99-1






                                                      FORM 11-K

                               FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
                                 AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                                           SECURITIES EXCHANGE ACT OF 1934


(Mark One)
[X]   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended                                         December 31, 1995

[  ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from                                               to
Commission file number


A.  Full title of the plan and the address of the plan, if different from that of the issuer named below:

                                             CENTRAL MAINE POWER COMPANY
                                        EMPLOYEE SAVINGS AND INVESTMENT PLAN
                                               FOR NON-UNION EMPLOYEES

B.  Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                             CENTRAL MAINE POWER COMPANY
                                                   83 EDISON DRIVE
                                                AUGUSTA, MAINE  04336


                                                                                Central Maine Power Company

                                                                                    Form 11-K - Year 1995






                                              Central Maine Power Company
                                         Employee Savings and Investment Plan

                                                For Non-Union Employees

                                                 REQUIRED INFORMATION



The following financial statements shall be furnished for the plan:

(a)    Financial Statements                               Page No.

       Reports of Independent Public Accountants          F-1, F-2

       Statements of Financial Condition                     F-3

       Statements of Income and Changes in
        Participants' Equity                                 F-4

       Notes to Financial Statements                  F-5 through F-29

       Supplemental Schedules:
           I -  Item 27a Schedule of Assets Held
                for Investment Purposes at
                December 31, 1995                      S-1 through S-3

         II -   Allocation of Plan Income and
                Changes in Plan Equity to
                Investment Programs                    S-4 through S-5

         III -  Item 27d Schedule of Reportable
                Transactions for the Year Ended
                December 31, 1995                            S-6

(b)    Exhibits

       Consents of Independent Public Accountants      E-1 through E-2





                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
 Central Maine Power Company:

We have audited the accompanying statements of financial condition of the CENTRAL MAINE POWER COMPANY EMPLOYEE SAVINGS AND INVESTMENT PLAN FOR NON-UNION
EMPLOYEES as of December 31, 1995 and 1994, and the related statements of income and changes in participants equity for the years then ended. These financial statements are the responsibility of the Plan's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Central Maine Power Company
Employee Savings and Investment Plan for Non-Union Employees as of December 31,
1995 and 1994, and its income and changes in participants' equity for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes at December 31, 1995 and reportable transactions for the year ended December 31, 1995 are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by The Department of Labor
Rules and Regulations for Reporting and Disclosure under the Employee Retirement
Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.


                                                 COOPERS & LYBRAND L.L.P.

Portland, Maine
June 14, 1996




                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
 Central Maine Power Company:

We have audited the accompanying statements of financial condition of the CENTRAL MAINE POWER COMPANY EMPLOYEE SAVINGS AND INVESTMENT PLAN FOR NON-UNION
EMPLOYEES as of December 31, 1993, and the related statements of income and changes in participants' equity for the year then ended. These financial statements and the supplemental schedules listed in the accompanying index are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan Administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Central Maine Power Company
Employee Savings and Investment Plan for Non-Union Employees as of December 31,
1993, and its income and changes in participants' equity for the year ended
December 31, 1993, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by The Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of
1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.






                                                 Arthur Andersen LLP

Boston, Massachusetts
June 3, 1994


                                                                             Central Maine Power Company

                                                                                  Form 11-K - Year 1995

                                             Central Maine Power Company
                                        Employee Savings and Investment Plan

                                               For Non-Union Employees



                                           Statements of Financial Condition
                                                     (See Note 4)

                                                                                        As of December 31,
             Assets                                                            1995                          1994

Investments at market value (cost $43,547,624 and
$45,336,014, respectively) (Notes 1 and 2) (Schedule I)                      $47,295,860                   $43,822,982

Company dividends receivable                                                     161,993                       179,287

Other receivables                                                                165,245                        40,795

Participant loans receivable (Note 1)                                          1,617,336                     1,925,794

                                                                             $49,240,434                   $45,968,858

   Liabilities and Participants' Equity

Security purchase payable                                                    $   150,526                   $   119,083

Insurance contract reserve (Note 2)                                              201,432                       250,000

Participants' equity (Notes 1 and 5)                                          48,888,476                    45,599,775

                                                                             $49,240,434                   $45,968,858




The accompanying notes are an integral part of these financial statements.

                              Statements of Income and Changes in Participants' Equity
                                For the Years Ended December 31, 1995, 1994 and 1993
                                            (See Note 5 and Schedule II)

                                                                         1995             1994            1993

Balance at beginning of year                                       $45,599,775        $43,205,176       $42,677,039
Investment income:
    Dividends on Company Stock                                         684,439            668,186           961,151
    Interest                                                         1,720,448          1,443,092         1,881,615
    Interest on loans                                                  150,147            140,210           128,857
Investment appreciation/(depreciation) (Note 2)                      5,136,869         (1,875,012)       (5,138,978)
    Net investment income                                            7,691,903            376,476        (2,167,355)
Contributions:
    Participants                                                     2,981,109          3,210,566         3,193,206
    Company                                                          1,051,491          1,124,831         1,169,093
                                                                     4,032,600          4,335,397         4,362,299
Transfers (to) from other plans (Note 1)                              (388,054)           324,093            (1,739)
Less-  Withdrawals and distributions:
    Cash                                                             8,096,316          2,641,367         1,415,068
Insurance contract reserve (Note 2)                                     48,568           -                 (250,000)
Balance at end of year                                             $48,888,476        $45,599,775       $43,205,176





The accompanying notes are an integral part of these financial statements.

                                            Notes to Financial Statements
                                                  December 31, 1995

1. Description of the Plan The Central Maine Power Company Employee Savings and Investment Plan for Non-Union Employees ("the Plan" or "the Non-Union Plan") was adopted by the Board of Directors of Central Maine Power Company ("the Company") on February 19, 1981. Certain pertinent features of the Plan, as amended, are discussed below.

a. Eligibility of Participants

Each employee of the Company, and of The Union Water-Power Company,
MaineCom, Telesmart, CMP International Consultants, and Aroostook Valley Electric Company, its wholly-owned subsidiaries, who is not in a unit of employees covered by a collective bargaining agreement is eligible to join the Plan after completing one year of service during which the employee has worked at least 1,000 hours.

b. Elective Contributions by Participants

Each participant elects a salary reduction percentage to be contributed by the Company on their behalf. Participants may elect to have the Company contribute from 2% to 15% (in multiples of 1%) of their basic compensation to the Plan through a salary reduction agreement.

c. Matching Contributions by the Company

The Company and its subsidiaries contribute to the Plan an amount equal to 60% of the first 5% of the salary reduction amount contributed on behalf of each participant, provided, however, that the total contribution that the Company is obligated to make for any year does not exceed the maximum amount deductible from the Company's gross income under applicable provisions of the Internal Revenue Code. In 1995, 1994 and 1993, these provisions limited the annual employee contribution excluded from taxable income to the lesser of 25% of total compensation or approximately $9,200, $9,200 and $9,000, respectively. Employee contributions for employees who are defined as "highly compensated" by the Internal Revenue Service may be further limited in order to pass nondiscrimination tests. The Company's matching contribution may be made from time to time during each year and shall be paid in full as of the date the Company files its federal income tax return for that year.

d. Investment Options

All contributions made under the Plan are commingled in a common/collective trust that also contains the assets of one other employee savings and investment plan of the Company and its affiliated companies. As of December 31, 1995, the contributions were invested by the Trustee, Fidelity Management Trust Company, based upon participant election in one or more of ten Funds.

d. Investment Options (continued)

Contributions to all Funds may be invested temporarily in short-term investments prior to purchase of primary Fund securities.

The Funds consist of:

Retirement Government Money Market Portfolio - An income fund comprised of short-term, high-quality debt obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

Fidelity Balanced Fund - A diversified fund comprised of high-yielding securities, including common stocks and bonds.

Fidelity Magellan Fund - A fund comprised primarily of common stock and securities convertible into common stock seeking capital appreciation.

Equity Fund - The Fidelity U.S. Equity Index Fund comprised of common stock which attempts to duplicate the composition of the Standard & Poor's Daily Stock Price Index of 500 Common Stocks during the current year. The fund presents a passive approach for investing in a diversified portfolio of common stocks.

Fixed Income Contract Portfolio - A fixed-income fund comprised of investments yielding a fixed rate of return, as selected by the Trustee, issued mainly by insurance companies and banks. This fund is being phased-out and will no longer accept contributions as of March 1996.

Central Maine Power Company Stock Fund - A fund comprised of the common shares of the Company.

Asset Manager Income Fund - A fund emphasizing investment in bonds and short-term instruments for income and price stability, but allows some investment in stocks for their potential to grow and keep pace with inflation.

Asset Manager Fund - A fund allocating its assets among and across domestic and foreign stocks, bonds and short-term instruments of U.S. and foreign issuers, including those in emerging markets.

d. Investment Options (continued)

Asset Manager Growth Fund - This fund seeks to maximize a total return over the long term; the Fund allocates its assets among three principal asset classes: stocks, bonds and short-term instruments. However, it may invest in many types of domestic and foreign securities.

Fidelity Intermediate Bond Fund - A fund that seeks high current income by investing in domestic and foreign investment-grade securities with intermediate maturities and good credit quality.

Upon enrollment, participants elect the Fund or Funds in which to invest their contributions. The percentage of such contributions invested in a particular Fund must be a multiple of 10%. Participants may change the investment of their future contributions (in multiples of 10% of such contributions) or transfer a portion from one Fund to another. Changes and transfers may be made at any time.

All Company contributions are initially invested in the Central Maine Power Company Stock Fund. Dividends, interest and other distributions received on the assets held in each Fund shall be reinvested in the respective Fund.

Participants may transfer all or a portion of the Company contributions made on their behalf out of the CMP Company Stock Fund.

d. Investment Options (continued)

The number of participants in each Fund at December 31, 1995 and 1994 was as follows:


                                                                 Number of
                                                               Participants
                                      Fund Type             1995           1994
            Retirement Government Money Market Portfolio      319            340
            Fidelity Balanced Fund                            592            657
            Fidelity Magellan Fund                            841            859
            Equity Fund                                       738            764
            Fixed Income Contract Portfolio                 1,034            998
            Central Maine Power Company Stock Fund          1,053          1,189
            Asset Manager Income Fund                          49             11
            Asset Manager Fund                                 86             22
            Asset Manager Growth Fund                         124             35
            Fidelity Intermediate Bond Fund                    37              1

The total number of participants in the Plan was 1,482 and 1,325 at December 31, 1995 and 1994, respectively. The aggregate participation in the ten Funds is greater than the number of employees participating because employees have the option of investing in one or more Funds.

e. Vesting

Each participant's account consists of their contributions and any rollover money, the matching Company contribution and any net earnings thereon. Participants are 100% vested in their account balances.

f. Withdrawals and Distributions

A participant may elect to make a regular withdrawal of up to 100% of the value of their contributions made prior to July 1, 1983, and earnings thereon, (but not less than $500 unless the value of such participant's contributions and earnings thereon total less than $500, in which case such total may be withdrawn) after approval by the Employee Savings and Investment Plan Committee. Only one regular withdrawal may be made in any year.

f. Withdrawals and Distributions (continued)

Withdrawals with respect to contributions made subsequent to July 1, 1983 may be made only for reasons of hardship. With the consent of the Company's Employee Savings and Investment Plan Committee, a participant may elect to make a hardship withdrawal, as determined in accordance with the Plan provisions, of up to 100% of their account.

Distributions from the Funds occurring as a result of termination of employment, death, retirement or permanent disability are made no later than 60 days after the end of the Plan year, unless under certain circumstances retiring or disabled participants elect otherwise.

g. Loans

Participants may borrow amounts in the aggregate of not more than 50% of their account balance, subject to a maximum loan of $50,000. Loans bear interest at a rate equal to the current rate of interest being charged by the Central Maine Power Company Employees Federal Credit Union for loans secured by share account balances. The maximum term of the loans is generally five years. Loans outstanding as of December 31, 1995 and 1994 amounted to $1,617,336 and $1,925,794, respectively.

2. Summary of Significant Accounting Policies

a. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income, contributions and distribution during the reporting period. Actual results could differ from those estimates.

b. Investment Valuation

Investments other than fixed income contracts with insurance companies are stated at market value. Fixed income contracts are stated at contract value which is cost plus interest at the stated rate.

b. Investment Valuation (continued)

At December 31, 1995, Fidelity held a fixed income contract with Executive Life Insurance Company (Executive Life) with a contract value of approximately $285,000. The Non-Union Plan holds approximately $201,000 of the Executive Life contract.

On April 11, 1991, the State of California insurance regulators placed Executive Life under conservatorship. The regulators stated Executive Life would continue to pay monthly annuities, but placed a moratorium on policy surrenders and loans. The Conservation Court of California approved the sale of Executive Life to an investor group - Altus Finance (Altus) and Mutuelle Assurance Artisanale de France (Mutuelle). Under this rehabilitation agreement, Altus agreed to pay $3.25 billion for the Executive Life high risk bonds while Mutuelle agreed to infuse $300 million in capital.

Together, the agreement formed a new company, Aurora National Life Assurance Company.

This rehabilitation plan was appealed on several points to the California Court of Appeal and subsequently remanded to the Superior Court to be corrected. On August 13, 1993, the Los Angeles Superior Court approved a modified rehabilitation/liquidation plan for Executive Life. The modified plan became effective September 3, 1993. Under the terms of the modified rehabilitation plan, contract holders were given a choice to either opt-in or opt-out of a 5-year fixed income contract with Aurora National Life Assurance Company, the successor to Executive Life.

Both options meant some loss of original investment to participants, and both were clouded by continuing litigation and complicated by a variety of "holdback" amounts. Under opt-in, participants would receive an initial restructured value of 77% with some potential to realize 86%. Under opt-out, participants would receive an initial restructured value of 56% (assuming favorable resolution of pending litigation) with some potential for eventually realizing a total of 84%. The Company retained Townshend & Schupp, an insurance research and consulting firm, to assist in analyzing the potential value of the options. After review of all the relevant facts and the advice of Townshend & Schupp, the Company selected the opt-out approach.

During 1993, the Plan recorded a reserve of $250,000 reflecting a reduction in the value of the Executive Life contract to the 84% level associated with their opt-out selection. The reserve was reduced to $201,432 in 1995, which represents the

b. Investment Valuation (continued)

remaining balance. As discussed further below, the Company and other parties continue to pursue alternatives in order to protect and enhance the ultimate recovery levels of the Executive Life Contract.

A number of uncertainties regarding the final settlement of Executive Life issues existed during 1994 and into the first quarter of 1995, including pending litigation and the impact of carrying out the remaining steps of the modified rehabilitation plan.

Three subsequent legal challenges existed: one to the general modified rehabilitation plan, one to the transfer of Executive Life's high-yield bonds to its successor, and another to the priority system for dealing with Executive Life contract holders' claims. After the California Court of Appeals issued a decision in February 1995 asserting the priority status of Executive Life contracts held in pension Guaranteed Insurance Contracts and the period for further appeals expired in August 1995, settlement agreements were signed by claimants in late August. The stipulation provided for release of the holdback funds in the fall of 1995 to contract holders who "opted out," with subsequent distributions from the remainder of the trust as assets are liquidated.

On October 26, 1995 the Plan received a distribution of $1.9 million or 88% of the original frozen assets. Further distributions are expected as conditions for liquidating assets improve. Over the next several years, full recovery of the original investment is expected. However, the Plan has continued to record a reserve for the remaining outstanding value of the contract.

In October 1995, Fidelity Management Trust Company was named successor trustee for the Executive Life contract formerly held in trust by State Street Bank. As successor trustee, Fidelity assumed responsibility for the October 1995 distribution, as well as all future distributions, to individual participant accounts. The March 1995 agreement between State Street Bank and the Company remains unchanged. As previously reported, the Company and its affiliates filed suit against State Street Bank in June 1994, seeking damages for losses arising out of the Bank's purchase and management of the Executive Life contract. The parties agreed to dismiss the suit under an agreement whose terms remain confidential. It is expected that along with resolution of the rehabilitation proceedings, this settlement may result in full recovery of the original Executive Life contract.

b. Investment Valuation (continued)

Requests from Plan participants for payments or transfers of funds from the Fixed Income Fund will continue to be processed, but the shares associated with the remaining Executive Life contract continue to be temporarily frozen.

At December 31, 1995, Fidelity held a fixed income contract with Confederation Life Insurance Company (Confederation Life) with a contract value of approximately $3.3 million. The Non-Union Plan holds approximately $2.3 million of the Confederation Life contract.

On August 11, 1994, Canada's Office of the Superintendent of Financial Institutions took over the Confederation Life Insurance Company. On August 12, 1994, the State of Michigan (Confederation Life's port of entry) filed suit to seize the Confederation Life's assets.

In response to these regulatory actions, the Association of Confederation Life contractors (ACLIC) was formed. The ACLIC membership includes persons that hold or have an interest in Guaranteed Investment Contracts issued by Confederation Life. Fidelity is actively participating in the ACLIC to represent and protect the interests of the Company.

The Company cannot predict at this time the outcome of the Confederation Life situation. The Deputy Rehabilitator appointed by the Michigan Department of Insurance has indicated that he expects the full August 1994 account balances to be recovered. As of April 1996, ACLIC's analysis of a draft plan of reorganization estimates that total recoveries may be in the range of 101-112% for United States policyholders. The key variables in the analysis are: 1) the United States trust's recovery of Canadian notes; 2) a Canadian equalizing payment to bring United States recoveries to a similar level; and 3) the method for determining asset allocation among blocks of business. A final rehabilitation plan should be filed with the Commissioner in the spring of 1996. There is a reasonable expectation the plan could be confirmed during 1997, with initial payouts from liquid assets the same year. Approximately 85-95% of the August 11, 1994 contract values are deemed very liquid, and the remaining contingent claims would be held in a liquidating trust.

In November 1995, Confederation Life in Rehabilitation offered contract holders the option of receiving .75% of frozen values each year, pending outcome of the rehabilitation plan. The Non-union Plan received a 1.5% payout in March 1996,
 .75%

b. Investment Valuation (continued)

each for 1994 and 1995. Payments were distributed to participants' accounts according to their current investment elections.

The Company has notified Fidelity, and Fidelity has acknowledged, its fiduciary obligations regarding its purchase of the Confederation Life contract. In addition, the Company, as of the close of business on August 16, 1994, segregated approximately $3 million of the Plan's Fixed Income Fund for the common/collective trust and placed hold on all transactions with regard to that amount. This action was taken to ensure that all Plan participants invested in the Fixed Income Fund at the time of seizure by Canadian and Michigan authorities are treated equally.

c. Investment Appreciation/Depreciation

Investments are stated at fair value as determined based upon quoted market prices. The plan presents in the statement of changes in net assets the investment appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments. Realized and unrealized appreciation/(depreciation) of Plan assets are based on the value of the assets at the beginning of the Plan year or at the time of purchase during the year. The following table depicts this Employee Retirement Income Security Act of 1974 method for funds which generate such appreciation/(depreciation).


                                                                             Central Maine Power Company

                                                                                  Form 11-K - Year 1995

                                             Central Maine Power Company
                                        Employee Savings and Investment Plan

                                               For Non-Union Employees


2.    Summary of Significant Accounting Policies (continued)

      c.    Investment Appreciation/(Depreciation) (continued)

                                                Fidelity          Fidelity
                                                Balanced          Magellan         Equity              Sub
                                                   Fund             Fund            Fund              Total

Market value at December 31, 1992                $1,032,114       $2,392,214        $5,324,707      $ 8,749,035

Current value of sales during 1993                 (225,607)        (772,050)       (1,113,457)      (2,111,114)

Cost of purchases during 1993                     1,908,068        3,322,272         1,277,999        6,508,339

Unrealized appreciation/
(depreciation)                                       58,137          225,314           252,577          536,028

Market value at December 31, 1993                 2,772,712        5,167,750         5,741,826       13,682,288

Current value of sales during 1994                 (666,875)      (2,565,552)         (908,934)      (4,141,361)

Cost of purchases during 1994                     1,326,454        4,212,649         1,331,292        6,870,395

Unrealized appreciation/
(depreciation)                                     (231,170)        (254,862)         (111,636)        (597,668)

Market value at December 31, 1994                 3,201,121        6,559,985         6,052,548       15,813,654

Current value of sales during 1995               (1,680,902)      (2,612,195)       (1,713,473)      (6,006,570)

Cost of purchases during 1995                     1,926,170        5,055,912         2,020,593        9,002,675

Unrealized appreciation/
(depreciation)                                      236,178        1,334,883         1,698,766        3,269,827

Market value at December 31, 1995                $3,682,567      $10,338,585        $8,058,434      $22,079,586



                                                                                   Central Maine Power Company

                                                                                        Form 11-K - Year 1995

                                                         Central Maine Power Company
                                                    Employee Savings and Investment Plan

                                                           For Non-Union Employees


2.   Summary of Significant Accounting Policies (continued)

     c.  Investment Appreciation/(Depreciation) (continued)

                                                                          Asset
                                                       Company           Manager             Asset
                                                        Stock            Income             Manager            Sub
                                                        Fund              Fund               Fund             Total

Market value at December 31, 1992                    $15,868,276     $      -         $     -               $15,868,276

Current value of sales during 1993                    (2,458,110)             -             -                (2,458,110)

Cost of purchases during 1993                          2,863,421            -               -                 2,863,421

Unrealized appreciation/                                                    -               -
(depreciation)                                        (5,674,328)                                            (5,674,328)

Market value at December 31, 1993                     10,599,259            -               -                10,599,259

Current value of sales during 1994                   (10,886,405)           -               -               (10,886,405)

Cost of purchases during 1994                         11,939,915            49,865          113,861          12,103,641

Unrealized appreciation/
(depreciation)                                          (460,340)             (118)          (1,885)           (462,343)

Market value at December 31, 1994                     11,192,429            49,747          111,976          11,354,152

Current value of sales during 1995                   (18,613,315)          (48,094)        (178,895)        (18,840,304)

Cost of purchases during 1995                         16,723,989           296,119          744,646          17,764,754

Unrealized appreciation/
(depreciation)                                         1,150,717             8,888           41,510           1,201,115

Market value at December 31, 1995                    $10,453,820          $306,660         $719,237         $11,479,717



                                                                                Central Maine Power Company

                                                                                     Form 11-K - Year 1995

                                                         Central Maine Power Company
                                                    Employee Savings and Investment Plan

                                                           For Non-Union Employees



2.    Summary of Significant Accounting Policies (continued)

      c.    Investment Appreciation/(Depreciation) (continued)

                                                        Asset               Fidelity
                                                       Manager            Intermediate
                                                       Growth                 Bond
                                                        Fund                   Fund                  Total
Market value at December 31, 1992                $      -               $     -                   $24,617,311

Current value of sales during 1993                      -                     -                    (4,569,224)

Cost of purchases during 1993                           -                     -                     9,371,760

Unrealized appreciation/
(depreciation)                                          -                     -                    (5,138,300)

Market value at December 31, 1993                       -                     -                    24,281,547

Current value of sales during 1994                     (10,344)               -                   (15,038,110)

Cost of purchases during 1994                          471,965                 4,108               19,450,109

Unrealized appreciation/
(depreciation)                                         (13,697)                   (8)              (1,073,716)

Market value at December 31, 1994                      447,924                 4,100               27,619,830

Current value of sales during 1995                    (344,603)              (24,234)             (25,215,711)

Cost of purchases during 1995                          626,808               167,750               27,561,987

Unrealized appreciation/
(depreciation)                                          81,186                 4,076                4,556,204

Market value at December 31, 1995                     $811,315              $151,692              $34,522,310



                                                    Central Maine Power Company

                                                        Form 11-K - Year 1995

                           Central Maine Power Company
                      Employee Savings and Investment Plan

                             For Non-Union Employees



2. Summary of Significant Accounting Policies (continued)

c. Investment Appreciation/(Depreciation) (continued)

The market value of Central Maine Power Company stock was $12.50 at June 25, 1996 and $14.375 per share at December 31, 1995.

d. Expenses

All expenses of administration of the Plan, including Trustee's and record keeper's fees, are paid by Central Maine Power Company.

3. Federal Income Taxes

The Internal Revenue Service (IRS) has issued a favorable determination letter with respect to the Plan's tax-exempt status under Sections 401(a) and 401(k) of the Internal Revenue Code. Therefore, no income taxes have been provided for in the accompanying financial statements.

Elective contributions to the Plan made by the Company on behalf of employees are not subject to federal income taxes currently, as long as these contributions are below the maximum level derived in accordance with Section 401(k) regulations. Contributions and earnings thereon will, in general, be taxable upon distribution, although rules providing for additional deferral may apply with respect to certain distributions of Company stock.



                                                                                  Central Maine Power Company

                                                                                       Form 11-K - Year 1995

                                                     Central Maine Power Company
                                                Employee Savings and Investment Plan

                                                       For Non-Union Employees



4.    Allocation of Plan Assets and Liabilities to Investment Programs

                                                                  As of December 31, 1995
                               Retirement
                               Government
                                  Money           Fidelity             Fidelity
                                 Market           Balanced             Magellan               Equity                Sub
       Assets                   Portfolio           Fund*                Fund*                 Fund*              Total

Investments at
market value (cost
$43,547,624)
(Notes 1 and 2)
(Schedule I)                    $1,556,811         $3,682,567           $10,338,585           $8,058,434       $23,636,397

Company dividends
receivable                         -                  -                     -                    -                 -

Other receivables                    4,760             12,317                26,494               13,292            56,863

Participant loans
receivable (Note 1)                -                  -                     -                    -                 -

                                $1,561,571         $3,694,884           $10,365,079           $8,071,726       $23,693,260

  Liabilities and
   Participants'
     Equity

Security purchase
payable                   $        -         $        -           $         -           $        -      $          -

Insurance contract
reserve (Note 2)                   -                  -                     -                    -                 -

Participants'
equity (Notes 1 and 5)           1,561,571          3,694,884            10,365,079            8,071,726        23,693,260

                                $1,561,571         $3,694,884           $10,365,079           $8,071,726       $23,693,260

*Parties in interest to the plan.

4. Allocation of Plan Assets and Liabilities to Investment Programs (continued)

                                                                  As of December 31, 1995
                                                     Central
                                    Fixed             Maine              Asset
                                   Income             Power             Manager              Asset
                                  Contract           Company            Income              Manager                Sub
      Assets                      Portfolio        Stock Fund*           Fund*               Fund*                Total

Investments at
market value
(Notes 1 and 2)
(Schedule I)                     $11,216,739         $10,453,820         $306,660           $719,237           $22,696,456

Company dividends
receivable                           -                   161,993          -                  -                     161,993

Other receivables                     14,809              90,554              348                929               106,640

Participant loans
receivable (Note 1)                1,617,336             -                -                  -                   1,617,336

                                 $12,848,884         $10,706,367         $307,008           $720,166           $24,582,425

   Liabilities and
   Participants' Equity

Security purchase
payable                    $         -              $    150,526    $     -           $      -                $    150,526

Insurance contract
reserve (Note 2)                     201,432             -                -                  -                     201,432

Participants'
equity (Notes 1 and 5)            12,647,452          10,555,841          307,008            720,166            24,230,467

                                 $12,848,884         $10,706,367         $307,008           $720,166           $24,582,425


*Parties in interest to the plan.



4. Allocation of Plan Assets and Liabilities to Investment Programs (continued)


                                                                       As of December 31, 1995
                                                            Asset              Fidelity
                                                           Manager           Intermediate
                                                           Growth                Bond
      Assets                                                Fund                 Fund*                Total

Investments at market value
(Notes 1 and 2) (Schedule I)                              $811,315              $151,692           $47,295,860

Company dividends receivable                                -                     -                    161,993

Other receivables                                            1,535                   207               165,245

Participant loans receivable (Note 1)                       -                     -                  1,617,336

                                                          $812,850              $151,899           $49,240,434

   Liabilities and Participants' Equity

Security purchase payable                           $      -               $     -                $    150,526

Insurance contract reserve (Note 2)                        -                     -                     201,432

Participants' equity (Notes 1 and 5)                       812,850               151,899            48,888,476

                                                          $812,850              $151,899           $49,240,434


*Parties in interest to the plan.




4. Allocation of Plan Assets and Liabilities to Investment Programs (continued)

                                                                   As of December 31, 1994
                                   Retirement
                                   Government
                                      Money           Fidelity          Fidelity
                                     Market           Balanced          Magellan            Equity               Sub
     Assets                         Portfolio           Fund*             Fund*              Fund*              Total

Investments at
market value (cost
$45,336,014)
(Notes 1 and 2)
(Schedule I)                       $1,022,423        $3,201,121          $6,559,985        $6,052,548         $16,836,077

Company dividends
receivable                            -                 -                   -                 -                   -

Other receivables                       1,157             2,637               5,686             3,160              12,640

Participant loans
receivable (Note 1)                   -                 -                   -                 -                   -

                                   $1,023,580        $3,203,758          $6,565,671        $6,055,708         $16,848,717

  Liabilities and
   Participants'
     Equity

Security purchase
payable                     $         -       $         -          $        -        $        -        $          -

Insurance contract
reserve (Note 2)                      -                 -                   -                  -                  -

Participants'
equity (Notes 1 and 5)              1,023,580         3,203,758           6,565,671         6,055,708          16,848,717

                                   $1,023,580        $3,203,758          $6,565,671        $6,055,708         $16,848,717

*Parties in interest to the plan.




4. Allocation of Plan Assets and Liabilities to Investment Programs (continued)



                                                                              As of December 31, 1994
                                                                  Central
                                           Fixed                   Maine               Asset
                                          Income                   Power              Manager            Asset
                                         Contract                 Company             Income            Manager             Sub
                                         Portfolio              Stock Fund*            Fund*             Fund*             Total

Investments at
market value (Notes 1
and 2) (Schedule I)                      $15,180,729             $11,192,429            $49,747         $111,976         $26,534,881

Company dividends
receivable                                   -                       179,287             -                -                  179,287

Other receivables                              5,931                  22,224             -                -                   28,155

Participant loans
receivable (Note 1)                        1,925,794                  -                  -                -                1,925,794

                                         $17,112,454             $11,393,940            $49,747         $111,976         $28,668,117

  Liabilities and
    Participants'
     Equity

Security purchase
payable                           $         -                  $     119,083        $    -          $     -             $    119,083

Insurance contract
reserve (Note 2)                             250,000                  -                  -                -                  250,000

Participants'
equity (Notes 1 and 5)                    16,862,454              11,274,857             49,747          111,976          28,299,034

                                         $17,112,454             $11,393,940            $49,747         $111,976         $28,668,117

*Parties in interest to the plan.




4. Allocation of Plan Assets and Liabilities to Investment Programs (continued)


                                                                         As of December 31, 1994
                                                            Asset                Fidelity
                                                           Manager             Intermediate
                                                           Growth                  Bond
     Assets                                                 Fund                   Fund*              Total

Investments at market value
(Notes 1 and 2) (Schedule I)                              $447,924                $4,100           $43,822,982

Company dividends receivable                                -                     -                    179,287

Other receivables                                           -                     -                     40,795

Participant loans receivable (Note 1)                       -                     -                  1,925,794

                                                          $447,924                $4,100           $45,968,858

  Liabilities and Participants'
     Equity

Security purchase payable                            $      -                  $  -               $    119,083

Insurance contract reserve (Note 2)                         -                     -                    250,000

Participants' equity (Notes 1 and 5)                       447,924                 4,100            45,599,775

                                                          $447,924                $4,100           $45,968,858


*Parties in interest to the plan.




5. Allocation of Plan Income and Changes in Participants' Equity by Fund for the Year Ended December 31, 1995

                                   Retirement
                                   Government
                                      Money             Fidelity             Fidelity
                                     Market             Balanced             Magellan             Equity                Sub
                                   Portfolio              Fund*                Fund*               Fund*               Total
Balance at beginning
of year                             $1,023,580          $3,203,758         $  6,565,671          $6,055,708          $16,848,717

Investment income

   Dividends on
   Company Stock                       -                   -                    -                   -                    -

   Dividends and
   Interest                             78,625             158,035              577,133             200,406            1,014,199

   Interest on loans                   -                   -                    -                   -                    -

   Investment appreciation/
   (depreciation) (Note 2)             -                   335,948            1,987,123           2,014,604            4,337,675

      Net investment income             78,625             493,983            2,564,256           2,215,010            5,351,874

Contributions
   Participants                        182,752             498,001            1,038,155             497,338            2,216,246
   Company                             -                   -                    -                   -                    -
                                       182,752             498,001            1,038,155             497,338            2,216,246
Transfer (to) from
other plans or funds                   726,745              97,622            1,186,344             646,486            2,657,197

Less:  Withdrawals
and distributions
   Cash                                 450,131            598,480              989,347           1,342,816            3,380,774

Insurance contract
reserve (Note 2)                        -                  -                    -                   -                    -

Balance at end of year               $1,561,571         $3,694,884          $10,365,079          $8,071,726          $23,693,260
*Parties in interest to the plan.



5. Allocation of Plan Income and Changes in Participants' Equity by Fund for the Year Ended December 31, 1995 (continued)

                                                              Central
                                          Fixed                Maine                Asset
                                         Income                Power               Manager              Asset
                                        Contract              Company              Income              Manager            Sub
                                        Portfolio           Stock Fund*             Fund*               Fund*            Total
Balance at beginning
of year                                 $16,862,454          $11,274,857         $  49,747            $111,976         $28,299,034

Investment income

   Dividends on
   Company Stock                            -                    684,439            -                  -                   684,439

   Dividends and
   Interest                                 665,491              -                   8,880              15,008             689,379

   Interest on loans                        150,147              -                 -                   -                   150,147

   Investment appreciation/
   (depreciation) (Note 2)                  -                    606,156            13,230              53,815             673,201

      Net investment income                 815,638            1,290,595            22,110              68,823           2,197,166

Contributions
   Participants                             479,882              150,690            14,300              44,742             689,614
   Company                                  -                  1,051,491           -                   -                 1,051,491
                                            479,882            1,202,181            14,300              44,742           1,741,105
Transfer (to) from
other plans or funds                     (2,373,521)          (1,958,344)          227,117             565,915          (3,538,833)

Less:  Withdrawals
and distributions
   Cash                                   3,185,569            1,253,448             6,266              71,290           4,516,573

Insurance contract
reserve (Note 2)                             48,568              -                  -                  -                    48,568

Balance at end of year                  $12,647,452          $10,555,841          $307,008            $720,166         $24,230,467
*Parties in interest to the plan.



5. Allocation of Plan Income and Changes in Participants' Equity by Fund for the Year Ended December 31, 1995 (continued)

                                                                   Asset             Fidelity
                                                                  Manager          Intermediate
                                                                  Growth               Bond
                                                                   Fund*               Fund*                 Total

Balance at beginning of year                                      $447,924           $   4,100              $45,599,775

Investment income

   Dividends on  Company Stock                                     -                   -                        684,439

   Dividends and Interest                                           11,956               4,914                1,720,448

   Interest on loans                                               -                   -                        150,147

   Investment appreciation/
   (depreciation) (Note 2)                                         121,407               4,586                5,136,869

      Net investment income                                        133,363               9,500                7,691,903

Contributions
   Participants                                                     65,269               9,980                2,981,109
   Company                                                         -                   -                      1,051,491
                                                                    65,269               9,980                4,032,600
Transfer (to) from other plans
 or funds                                                          365,263             128,319                 (388,054)

Less:  Withdrawals and distributions
   Cash                                                            198,969             -                      8,096,316

Insurance contract reserve (Note 2)                                -                   -                         48,568

Balance at end of year                                            $812,850            $151,899              $48,888,476

*Parties in interest to the plan.

Comparable information for 1994 can be found on Page F-29, attached.



5. Allocation of Plan Income and Changes in Participants' Equity by Fund for the Year Ended December 31, 1994 (continued)

                                     Retirement
                                     Government
                                        Money           Fidelity            Fidelity
                                       Market           Balanced            Magellan             Equity                 Sub
                                      Portfolio           Fund*               Fund*               Fund*                Total
Balance at beginning
of year                            $     724,631        $2,775,024          $5,172,212           $5,744,487          $14,416,354

Investment income

   Dividends on Company
   Stock                                 -                 -                   -                    -                    -

   Dividends and Interest                 30,487            93,616             224,533              183,872              532,508

   Interest on loans                     -                 -                   -                    -                    -

   Investment appreciation/
   depreciation (Note 2)                 -                (262,207)           (366,207)            (125,714)            (754,128)

      Net investment income               30,487          (168,591)           (141,674)              58,158             (221,620)

Contributions
   Participants                          187,773           564,793           1,085,348              547,231            2,385,145
   Company                               -                 -                   -                    -                    -
                                         187,773           564,793           1,085,348              547,231            2,385,145
Transfer (to) from other
plans or funds                           115,102           188,539             660,727              (26,524)             937,844

Less:  Withdrawals
and distributions
Cash                                      34,413           156,007             210,942              267,644              669,006

Insurance contract
reserve (Note 2)                         -                 -                   -                    -                    -

Balance at end of year                $1,023,580        $3,203,758          $6,565,671           $6,055,708          $16,848,717

*Parties in interest to the plan.



5. Allocation of Plan Income and Changes in Participants' Equity by Fund for the Year Ended December 31, 1994 (continued)

                                                            Central
                                        Fixed                Maine               Asset
                                       Income                Power              Manager              Asset
                                      Contract              Company             Income              Manager               Sub
                                      Portfolio           Stock Fund*            Fund*               Fund*               Total
Balance at beginning
of year                               $18,068,403          $10,720,419    $      -            $      -                 $28,788,822

Investment income

   Dividends on Company
   Stock                                  -                    668,186           -                   -                     668,186

   Dividends and Interest                 902,864              -                     122                 262               903,248

   Interest on loans                      140,210              -                 -                   -                     140,210

   Investment appreciation/
   depreciation (Note 2)                  -                 (1,104,832)             (118)             (1,885)           (1,106,835)

      Net investment income             1,043,074             (436,646)                4              (1,623)              604,809

Contributions
   Participants                           678,882              141,200               370               2,502               822,954
   Company                                -                  1,124,831           -                   -                   1,124,831
                                          678,882            1,266,031               370               2,502             1,947,785
Transfer (to) from other
plans or funds                         (1,518,514)             288,023            49,373             111,097            (1,070,021)

Less:  Withdrawals
and distributions
   Cash                                 1,409,391              562,970           -                   -                   1,972,361

Insurance contract
reserve (Note 2)                          -                    -                 -                   -                     -

Balance at end of year                $16,862,454          $11,274,857           $49,747            $111,976           $28,299,034

*Parties in interest to the plan.



5. Allocation of Plan Income and Changes in Participants' Equity by Fund for the Year Ended December 31, 1994 (continued)

                                                                                    Fidelity
                                                                Asset                Inter-
                                                               Manager               mediate
                                                               Growth                 Bond
                                                                Fund*                 Fund*                  Total

         Balance at beginning of year                       $     -              $    -                    $43,205,176

         Investment income

           Dividends on Company Stock                            -                  -                          668,186

           Dividends and Interest                                 7,318                 18                   1,443,092

           Interest on loans                                     -                  -                          140,210

           Investment appreciation/
           depreciation (Note 2)                                (14,041)                (8)                 (1,875,012)

               Net investment income                             (6,723)                10                     376,476

         Contributions
           Participants                                           2,467             -                        3,210,566
           Company                                              -                   -                        1,124,831
                                                                  2,467             -                        4,335,397
         Transfer (to) from other
         plans or funds                                         452,180              4,090                     324,093

         Less:  Withdrawals
         and distributions
           Cash                                                 -                   -                        2,641,367

         Insurance contract
         reserve (Note 2)                                       -                     -                        -

         Balance at end of year                                $447,924             $4,100                 $45,599,775

         *Parties in interest to the plan
         Comparable information for 1993 can be found on Schedule II attached..



                                                                                                       Central Maine Power Company
                                                                                                           Form 11-K - Year 1995
                                                                                                            Schedule I
                                                                                                            Page 1 of 3
                                                         Central Maine Power Company
                                                    Employee Savings and Investment Plan

                                                         For Non-Union Employees (B)

                                          Item 27a Schedule of Assets Held for Investment Purposes
                                                            At December 31, 1995
                                                                                                                    Market/
                                Name of Issuer                                                                     Contract
             Fund             and Title of Issue                         Units (A)              Cost                Value

Retirement Government Money Market Fund                                  1,987,170           $ 1,987,170          $ 1,987,170
Fidelity Balanced Fund*                                                    381,771             4,957,222            5,161,539
Fidelity Magellan Fund*                                                    175,034            13,043,512           15,049,441
Equity Fund*                                                               503,668             8,652,940           11,367,795
Asset Manager Income Fund*                                                  34,091               381,163              395,458
Asset Manager Fund*                                                         52,614               780,153              833,927
Asset Manager Growth Fund*                                                  69,889               958,461            1,060,209
Fidelity Intermediate Bond Fund*                                            17,032               172,984              177,302
Fixed Income
                   Sun Life Insurance of America
                    (1994 Contracts)
                     Contract rate 7.50%
                     Maturity date 12/31/98                              1,057,600             1,057,600            1,057,600
                   Pacific Mutual Life Insurance Company
                    (1982 Contracts)
                     Contract rate 8.00%                                   625,434               625,434              625,434
                   Principal Mutual (1990 Contracts)
                     Contract rate 8.94%
                     Maturity date 01/02/96.                             1,098,689             1,098,689            1,098,689
                   State Mutual (1992 Contracts)
                     Contract rate 5.80%
                     Maturity date 06/30/97                                864,886               864,886              864,886
                   Lincoln National (1992 Contracts)
                     Contract rate 5.94%
                     Maturity date 08/01/97.                             1,202,087             1,202,087            1,202,087
                   New York Life Insurance Company
                    (1991 Contracts).
                     Contract rate 8.90%
                     Maturity date 01/02/96                                875,496               875,496              875,496
                   Life of Virginia (1993 Contracts)
                     Contract rate 6.50%
                     Maturity date 6/30/97                               2,046,569             2,046,569            2,046,569

         *Parties in interest to the plan.



                                                                                                         Central Maine Power Company
                                                                                                         Form 11-K - Year 1995
                                                                                                           Schedule I
                                                                                                           Page 2 of 3
                                                         Central Maine Power Company
                                                    Employee Savings and Investment Plan

                                                         For Non-Union Employees (B)

                                          Item 27a Schedule of Assets Held for Investment Purposes
                                                            At December 31, 1995

                                                                                                                    Market/
                              Name of Issuer                                                                       Contract
      Fund                  and Title of Issue                           Units (A)               Cost                Value

Fixed Income
  (continued)       Peoples Security Life
                     (1993 Contracts)
                      Contract rate 5.41%
                      Maturity date 01/02/96.                            1,542,188             1,542,188            1,542,188
                    Confederation Life Insurance
                     Company (1993 Contracts)
                     (See Note 2 to Financial Statements)                3,251,420             3,251,420            3,251,420
                    Executive Life Insurance Company
                     (1989 Contract)
                     (See Note 2 to Financial Statements)                  284,898               284,898              284,898
                    Peoples Security Life (1995 Contracts)
                     Contract rate 4.92%
                      Maturity date 04/01/96.                            3,263,224             3,263,224            3,263,224
                    Fidelity-Short-term Investment Fund
                     (at par value)*
                      Contract rate 5.97%.                                 977,412               977,412              977,412
                      Total Fixed Income Fund                                                 17,089,903           17,089,903

                                                                       Central Maine Power Company Stock

                    Central Maine Power Company Stock*
                    Shares                                               1,117,005            16,162,918           16,056,947
                    Fidelity U. S. Government Reserve Pool
                     (at par value)*                                       329,043               329,043              329,043
                      Total CMP Stock Fund                                                    16,491,961           16,385,990

                      Total Investments All Funds                                             64,515,469           69,508,734
                      Participants Loans Receivable                                            2,740,260            2,740,260
                      Grand Total                                                            $67,255,729          $72,248,994

*Parties in interest to the plan.

                                                    Central Maine Power Company
                                                        Form 11-K - Year 1995

                                                             Schedule I
                                                             Page 3 of 3

                           Central Maine Power Company
                      Employee Savings and Investment Plan

                             For Non-Union Employees


                        Notes to Schedule I - Investments


(A) "Units," except for shares of Company stock, indicates each Fund's share of the total units associated with pooled funds, which are accumulations of investments from numerous entities, including the Plan.

(B) The investments of the Central Maine Power Company Employee Savings and Investment Plan for Non-Union Employees are commingled in a common/collective trust with the investments of one other employee savings and investment plan maintained by the Company and its affiliates. Schedule I presents the consolidated investments of both plans. This Plan's share of the pooled investments is as follows:

                                                                Market/Contract
                                                      Cost             Value

  Retirement Government Money Market Portfolio   $  1,556,811      $ 1,556,811
  Fidelity Balanced Fund*                           3,534,833        3,682,567
  Fidelity Magellan Fund*                           8,965,311       10,338,585
  Equity Fund*                                      6,118,435        8,058,434
  Fixed Income Contract Portfolio                  11,216,739       11,216,739
  Central Maine Power Company Stock*               10,311,507       10,453,820
  Asset Manager Income Fund*                          295,763          306,660
  Asset Manager Fund*                                 672,605          719,237
  Asset Manager Growth Fund*                          727,693          811,315
  Fidelity Intermediate Bond Fund*                    147,927          151,692

                                                  $43,547,624      $47,295,860

*Parties in interest to the plan.


                                                                                              Central Maine Power Company
                                                                                              Form 11-K - Year 1995

                                                                                                        Schedule II
                                                                                                        Page 1 of 2
                                                      Central Maine Power Company
                                                 Employee Savings and Investment Plan

                                                        For Non-Union Employees

         5.   Allocation of Plan Income and Changes in Participants' Equity by Fund for the Year Ended
              December 31, 1993

                                        Retirement
                                        Government
                                           Money           Fidelity             Fidelity
                                          Market           Balanced             Magellan            Equity                Sub
                                         Portfolio           Fund*                Fund*              Fund*               Total

Balance at beginning of year             $424,582          $1,034,219          $2,396,013          $5,327,085          $ 9,181,899

Investment income

   Dividends on Company Stock             -                   -                   -                   -                     -

   Dividends and interest                  16,902             187,317             402,846             227,914              834,979

   Interest on loans                      -                   -                   -                   -                    -

   Net realized gain (loss) on
   disposition of  investments            -                    11,977              80,387              47,790              140,154

   Unrealized appreciation
   (depreciation) of
   investments (Note 2)                   -                    58,137             225,314             252,577              536,028

      Net investment income                16,902             257,431             708,547             528,281            1,511,161

Contributions
   Participants                           225,319             522,629             963,476             564,324            2,275,748
   Company                                -                   -                   -                   -                    -
                                          225,319             522,629             963,476             564,324            2,275,748
Transfer (to) from other
plans or funds                             68,244           1,011,594           1,203,866            (366,982)           1,916,722

Less:  Withdrawals and
distributions
   Cash                                    10,416              50,849              99,690             308,221              469,176

Insurance contract
reserve (Note 2)                          -                   -                   -                   -                    -

Balance at end of year                   $724,631          $2,775,024          $5,172,212          $5,744,487          $14,416,354

*Parties in interest to the plan.

                                                                                        Central Maine Power Company
                                                                                              Form 11-K - Year 1995

                                                                                                        Schedule II
                                                                                                        Page 2 of 2
                                                      Central Maine Power Company
                                                 Employee Savings and Investment Plan

                                                        For Non-Union Employees

5. Allocation of Plan Income and Changes in Participants' Equity by Fund for the
Year Ended December 31, 1993 (continued)

                                                                                     Central
                                                               Fixed                  Maine
                                                              Income                  Power
                                                             Contract                Company
                                                             Portfolio             Stock Fund*              Total

Balance at beginning of year                                  $17,246,334           $16,248,806            $42,677,039

Investment income

   Dividends on Company Stock                                     -                     961,151                961,151

   Dividends and interest                                       1,046,636               -                    1,881,615

   Interest on loans                                              128,857               -                      128,857

   Net realized gain (loss) on
   disposition of investments                                     -                    (140,832)                  (678)

   Unrealized appreciation
   (depreciation) of
   investments (Note 2)                                           -                  (5,674,328)            (5,138,300)

      Net investment income                                     1,175,493            (4,854,009)            (2,167,355)

Contributions
   Participants                                                   752,804               164,654              3,193,206
   Company                                                        -                   1,169,093              1,169,093
                                                                  752,804             1,333,747              4,362,299
Transfer (to) from other plans or funds                          (432,147)           (1,486,314)                (1,739)

Less:  Withdrawals and distributions
   Cash                                                           424,081               521,811              1,415,068

Insurance contract reserve (Note 2)                              (250,000)              -                     (250,000)

Balance at end of year                                        $18,068,403           $10,720,419            $43,205,176


*Parties in interest to the plan.





                                                                            Central Maine Power Company
                                                                       Employee Savings and Investment Plan

                                                                              For Non-Union Employees

                                                                   Item 27d Schedule of Reportable Transactions
                                                                       For the Year Ended December 31, 1995

                             No. of                                       Current
                             Trans.  Purchase        Trans.   Selling     Cost of    Value of        Net
Description of Asset       Purchased   Price         Matured   Price        Asset      Asset      Gain/(Loss)

Fidelity Balanced Fund*         162   1,911,968          90   1,780,672   1,779,892   1,680,902      99,770

Fidelity Magellan Fund*         192   5,055,056          81   3,264,435   2,814,969   2,612,195     652,240

     Equity Fund*               161   2,019,806          70   2,029,311   1,687,211   1,713,473     315,838

Retirement Government
Money Market Portfolio          159   7,155,251          95   6,620,863   6,620,863   6,620,863        --

Fixed Income Contract
Portfolio (Schedule I)          166   3,216,236         156   5,723,042   5,723,042   5,723,042        --

Central Maine Power
Company Stock Fund:

     CMP Common Stock*          210   6,629,923         174   7,858,602   7,816,997   8,403,163    (544,561)

     Fidelity U.S.
     Government Reserve
     Pool*                      210  10,094,066         174  10,210,152  10,210,152  10,210,152         -

*Parties in interest to the plan.

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 11-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 33-44754).



                                               COOPERS & LYBRAND L.L.P.

Portland, Maine
June 27, 1996

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 11-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 33-44754).



                                               ARTHUR ANDERSEN LLP

Boston, Massachusetts
June 27, 1996

                                                    Central Maine Power Company
                                                       Form 11-K - Year 1995

                           Central Maine Power Company
                      Employee Savings and Investment Plan

                             For Non-Union Employees

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trustee (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 Central Maine Power Company Employee Savings and Investment Plan for Non-Union Employees
                                               (Name of Plan)


Date:  June 28 , 1996
                                 D. E. Marsh, Vice President, Corporate
                                 Services, Treasurer and Chief Financial
                                 Officer, Member, Employee Savings and
                                 Investment Plan Committee, Central Maine
                                 Power Company